Exhibit 20

SERVICER'S CERTIFICATE

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2002-1 Owner Trust

8/1/2004 through 8/31/2004

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$2,082,211,927.51
(B) Total Securities Balance	$2,082,211,927.51
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$559,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/B)	26.85%
(iii) Class A-1 Notes Rate	1.82000%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$472,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/B)	22.67%
(iii) Class A-2 Notes Rate	2.550%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$696,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	33.43%
(iii) Class A-3 Notes Rate	3.500%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$303,156,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	14.56%
(iii) Class A-4 Notes Rate	4.220%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$52,055,927.51
(ii) Certificates Percentage (G(i)/B)	2.50%
(iii) Certificates Rate	4.220%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	6.66%
(ii) Weighted Average Original Maturity (WAOM)	55.66 months
(iii) Weighted Average Remaining Maturity (WAM)	46.82 months
(iv) Number of Receivables	149,463
(J) Reserve Fund
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$10,411,059.64
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$10,411,059.64
(K) Yield Supplement Account Deposit	$1,570,025.47

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$376,864,690.51
(B) Total Securities Balance	$376,864,690.51
(C) Cumulative Note and Certificate Pool Factor	0.1809925
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$0.00
(ii) Class A-1 Notes Pool Factor	0.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$0.00
(ii) Class A-2 Notes Pool Factor	0.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$59,342,480.82
(ii) Class A-3 Notes Pool Factor	0.0852622
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$303,156,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$14,366,209.69
(ii) Certificates Pool Factor	0.2759764
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$10,411,059.64
(ii) Yield Supplement Account	$975.73
(iii) Payahead Account	$0.00
(iv) Advances Outstanding	$396,519.31
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)	6.85%
(ii) Weighted Average Remaining Maturity (WAM)	21.11 months
(iii) Number of Receivables	62,185
(L) Note and Certificate Principal Distribution Percentages
(i) Note Percentage	96.58%
(ii) Certificate Percentage	3.42%

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2002-1 Owner Trust

8/1/2004 through 8/31/2004

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$67,194.08
(ii) Prepayments in Full					$31,117.44
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Collections					$102,885.40
(C) Precomputed Receivables Interest (B-A((i)+(ii)+(iii)))					$4,573.88
(D) Simple Interest Receivables Principal
(i) Principal Collections					$19,377,914.56
(ii) Prepayments in Full					$8,960,019.67
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$1,843,996.70
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$3,247.61
(ii) Current Advance Amount					$2,435.62
(G) Interest Advance for simple Interest - Net					$102,321.59
(H) Payahead Account
(i) Payments Applied					$3,219.99
(ii) Additional Payaheads					$3,219.99
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					6.85%
(ii) Weighted Average Remaining Maturity (WAM)					20.32 months
(iii) Remaining Number of Receivables					58,735
(J) Delinquent Receivables
	# Units		Dollar Amount
(i) 31-60 Days Delinquent	2,214	3.77%	$14,270,805.35	4.10%
(ii) 61-90 Days Delinquent	676	1.15%	$4,731,321.76	1.36%
(ii) 91 Days or More Delinquent	150	0.26%	$1,013,279.01	0.29%
(K) Vehicles Repossessed During Collection Period	29	0.05%	$221,948.26	0.06%
(L) Total Repossessed Vehicles in Inventory	44	0.07%	$367,286.16	0.11%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$10,648.80
(C) Yield Supplement Account Investment Income					$1.68
(D) Trust Fees Expense					$0.00
(E) Aggregate Net Losses for Collection Period					196,957.92
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					$506,863.09
(ii) Liquidation Proceeds					$114,779.64
(ii) Recoveries from Prior Month Charge Offs					$195,125.53
(G) Days in Accrual Period					30
(H) Deal age					32

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C)+E(i)-F(i)+F(ii)+G)					$1,950,080.18

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$28,436,245.75
(B) Liquidation Proceeds (IV(F(i)))					114,779.64
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					195,125.53

(E) Total Principal Collections (A+B+C+D)					$28,746,150.92

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$30,696,231.10

VIII. YIELD SUPPLEMENT DEPOSIT					$638.14

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$30,696,869.24

MONTHLY COLLECTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$314,053.91
(ii) Servicing Fee Paid					314,053.91

(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$10,648.80
(C) Yield Supplement Account Investment Income (IV(C))					$1.68
(D) Trust Fees Expense (IV(D))					$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$0.00
(b) Class A-1 Notes Interest Paid					0.00

(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$0.00
(b) Class A-2 Notes Interest Paid					0.00

(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$173,082.24
(b) Class A-3 Notes Interest Paid					173,082.24

(c) Class A-3 Notes Interest Shortfall					$0.00

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2002-1 Owner Trust

8/1/2004 through 8/31/2004

(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due	$1,066,098.60
(b) Class A-4 Notes Interest Paid	1,066,098.60

(c) Class A-4 Notes Interest Shortfall	$0.00
(v) Total Note Interest
(a) Total Note Interest Due	$1,239,180.84
(b) Total Note Interest Paid	1,239,180.84

(c) Total Note Interest Shortfall	$0.00
(d) Reserve Account Withdrawal for Note Interest	$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))	$29,143,634.49
(B) Principal
(i) Noteholders' Principal Distribution Amounts	$27,953,254.52
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due	$0.00
(b) Class A-1 Notes Principal Paid	0.00

(c) Class A-1 Notes Principal Shortfall	$0.00
(d) Reserve Account Withdrawal	$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due	$0.00
(b) Class A-2 Notes Principal Paid	0.00

(c) Class A-2 Notes Principal Shortfall	$0.00
(d) Reserve Account Withdrawal	$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due	$27,953,254.52
(b) Class A-3 Notes Principal Paid	27,953,254.52

(c) Class A-3 Notes Principal Shortfall	$0.00
(d) Reserve Account Withdrawal	$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due	$0.00
(b) Class A-4 Notes Principal Paid	0.00

(c) Class A-4 Notes Principal Shortfall	$0.00
(d) Reserve Account Withdrawal	$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due	27,953,254.52
(b) Total Notes Principal Paid	27,953,254.52

(c) Total Notes Principal Shortfall	$0.00
(d) Reserve Account Withdrawal	$0.00

XII. RESERVE FUND DEPOSIT

Amount available for deposit into reserve account	$1,190,379.97
Amount deposited into reserve account	0.00
Excess Amount Released from Reserve Account	0.00

Excess funds available to Certificateholders	1,190,379.97

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS

(A) Interest
(i) Certificate Monthly Interest Due	$50,521.17
(ii) Certificate Interest Shortfall Beginning Balance	$0.00

(iii) Total Certificate Interest Due	$50,521.17
(iv) Certificate Interest Paid	50,521.17

(v) Certificate Interest Shortfall Ending Balance	$0.00
(B) Principal
(i) Certificate Monthly Principal Due	$989,854.32
(ii) Certificate Principal Shortfall Beginning Balance	$0.00

(iii) Total Certificate Principal Due	$989,854.32
(iv) Certificate Principal Paid	989,854.32

(v) Certificate Principal Shortfall Ending Balance	$0.00
(C) Release to Seller	$150,004.48

DISTRIBUTIONS SUMMARY

(A) Total Collections	$30,696,869.24
(B) Service Fee	$314,053.91
(C) Trustee Fees	0.00
(D) Class A1 Amount	$0.00
(E) Class A2 Amount	$0.00
(F) Class A3 Amount	$28,126,336.76
(G) Class A4 Amount	$1,066,098.60
(H) Amount Deposited into Reserve Account	$0.00
(I) Certificateholders	$1,040,375.49
(J) Release to seller	$150,004.48
(K) Total amount distributed	$30,696,869.24
(L) Amount of Draw from Reserve Account	0.00
(M) Excess Amount Released from Reserve Account	0.00

PORTFOLIO AND SEURITY SUMMARY

XIV. POOL BALANCES AND PORTFOLIO INFORMATION	Beginning of Period	End of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$362,498,480.82	$334,545,226.30
(ii) Note Pool Factor	0.1785570	0.1647879
(iii) Class A-1 Notes Balance	0.00	0.00
(iv) Class A-1 Notes Pool Factor	0.0000000	0.0000000
(v) Class A-2 Notes Balance	0.00	0.00
(vi) Class A-2 Notes Pool Factor	0.0000000	0.0000000
(vii) Class A-3 Notes Balance	59,342,480.82	31,389,226.30
(viii) Class A-3 Notes Pool Factor	0.0852622	0.0450995
(ix) Class A-4 Notes Balance	303,156,000.00	303,156,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2002-1 Owner Trust

8/1/2004 through 8/31/2004

(xi) Certificates Balance	14,366,209.69	13,376,355.37
(xii) Certificates Pool Factor	0.2759764	0.2569612
(xiii) Total Principal Balance of Notes and Certificates	376,864,690.51	347,921,581.67
(B) Portfolio Information
(i) Weighted Average Coupon (WAC)	6.85%	6.85%
(ii) Weighted Average Remaining Maturity (WAM)	21.11 months	20.32 months
(iii) Remaining Number of Receivables	62,185	58,735
(iv) Portfolio Receivable Balance	$376,864,690.51	$347,921,581.67
(C) Outstanding Advance Amount	$396,519.31	$498,028.91
(D) Outstanding Payahead Balance	$0.00	$0.00

SUMMARY ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$10,411,059.64
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					10,411,059.64
(E) Reserve Account Required Amount					10,411,059.64
(F) Final Reserve Account Required Amount					10,411,059.64
(G) Excess Reserve Account Amount					0.00
(H) Ending Reserve Account Balance					10,411,059.64

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					975.73
(B) Investment Earnings					1.68
(C) Investment Earnings Withdraw					1.68
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					638.14

(F) Ending Yield Supplement Account Balance					337.59

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$114,779.64
(ii) Recoveries on Previously Liquidated Contracts					195,125.53
(B) Aggregate Net Losses for Collection Period					196,957.92
(C) Net Loss Rate for Collection Period (annualized)					0.65%
(D) Cumulative Net Losses for all Periods					12,432,469.45
(E) Delinquent Receivables
	# Units		Dollar Amount
(i) 30-59 Days Delinquent	2,214	3.77%	$14,270,805.35	4.10%
(ii) 60-89 Days Delinquent	676	1.15%	$4,731,321.76	1.36%
(ii) 90 Days or More Delinquent	150	0.26%	$1,013,279.01	0.29%

XVIII. REPOSSESSION ACTIVITY
	# Units		Dollar Amount
(A) Vehicles Repossessed During Collection Period	29	0.05%	$221,948.26	0.06%
(B) Total Repossessed Vehicles in Inventory	44	0.07%	$367,286.16	0.11%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.07%
(ii) Preceding Collection Period					0.32%
(iii) Current Collection Period					0.65%
(iv) Three Month Average (Avg(i,ii,iii))					0.35%
(B) Ratio of Balance of Contracts Delinquent 61 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					1.03%
(ii) Preceding Collection Period					1.11%
(iii) Current Collection Period					1.48%
(iv) Three Month Average (Avg(i,ii,iii))					1.20%
(C) Loss and Delinquency Trigger Indicator					Trigger was not hit.

I hereby certify that the servicing report provided is true

and accurate to the best of my knowledge.

Mr. John Weisickle

Vice President